Exhibit 99.1

Standard Metals Processing, Inc. Names John Ryan as President

NEW YORK, Apr. 28, 2015 /OTC Disclosure & News Service/ -- Standard Metals Processing, Inc. (OTCQB: SMPR) (the “Company”) announced today the appointment of John P. Ryan as President.

“Following our announcement earlier this year to focus on expanding the Company’s independent board of directors and recruiting the best management candidates to execute our near and long-term business plan, I am very pleased to announce that John Ryan has accepted our offer to join SMPR as the Company’s President.  John is a welcome addition to our leadership team and brings a wealth of experience in natural resource operations, public finance and securities regulation and compliance.  I am confident that John will serve our shareholders well,” said Standard Metals Processing, Inc. CEO, Sharon Ullman.

“Over the span of my thirty plus years of business experience I find the opportunity to lead Standard Metals as one of the most compelling opportunities.  I have been involved with both start-up and established companies in the natural resource sector and see tremendous upside at SMPR.  I look forward to working with the Company’s board and management to maximize value for our shareholders,” said John Ryan.

Mr. Ryan has extensive international mining and business experience. He completed a Bachelor degree in Mining Engineering at the University of Idaho, during which time he worked at the various mines within the Coeur d’Alene Mining District in North Idaho including the Consolidated Silver Mine operated by Hecla Mining (NYSE:HL), and the Galena Mine, then operated by ASARCO, Inc.

Upon completion of his engineering studies Mr. Ryan served four years as a U.S. Naval Officer, and subsequently completed a Juris Doctor degree at Boston College Law School where he studied banking, corporate finance and securities law.

Throughout his career, Mr. Ryan has founded numerous resource companies. Highlights include Royal Silver Mines, Inc., which explored and developed a number of silver and copper mining properties in North Idaho, Mexico and Chile, and he co-founded Metalline Mining in 1996 which owns the Sierra Mojada land package in Mexico, this company is now known as Silver Bull Resources (NYSE:SVBL; TSX:SVB).  In 2002 Mr. Ryan co-founded Western Goldfields, Inc., which purchased the Mesquite Mine in Southern California from Newmont Mining.  Western Goldfields is now a part of NewGold (NYSE:NGD; TSX:NGD) with one of the prime operating assets being the Mesquite Mine.  In 2004 he co-founded High Plains Uranium, which successfully acquired uranium assets in the Western U.S. and is now part of Uranium One Corporation. In 2006 Mr. Ryan co-founded U.S. Silver Corporation (now part of U.S Silver & Gold USA:TO), which successfully negotiated the acquisition of all of the North Idaho assets of Coeur d’Alene Mines Corporation and has been in continuous production since the acquisition.

About Standard Metals Processing, Inc.

Standard Metals Processing, Inc. is being developed as the only comprehensive custom toll milling operation in Nevada that is designed to provide entrepreneurial – mid-mines with four different independent process circuits under one roof in order to produce the greatest yields available through the extraction of precious, strategic minerals from mined material.

Forward-Looking Statement

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements, as described in our reports filed with the Securities and Exchange Commission which are available for review at www.sec.gov, to differ materially from anticipated results, performance, or achievements. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE: Standard Metals Processing, Inc.